SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) ________August 14, 2003_____


                              ENGLOBAL CORPORATION
             (Exact name of registrant as specified in its chapter)

           Nevada                   001-14217             88-0322261
           ------                   ---------             ----------
 (State or other jurisdiction      (Commission          (IRS Employer
       of incorporation)           File Number)       Identification No.)


   600 Century Plaza Drive, Building 140, Houston, Texas       77073-6033
   -----------------------------------------------------       ----------
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code     281 821-3200
                                                       ------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
On August 14, 2003, ENGlobal Corporation issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

             ENGlobal Reports Record Revenue and Profit;
                      Revenue Growth Exceeds 30%


    HOUSTON--(BUSINESS WIRE)--Aug. 14, 2003--ENGlobal Corporation (Amex:ENG), a leading provider of engineering services and engineered systems, today reported financial results that include record quarterly revenues of approximately $30 million, a 31% increase over second quarter 2002 revenues. The Company also reported record profits for the quarter, with net income showing a 7% increase when compared to the second quarter 2002. Earnings for the quarter equaled two cents per common share.
    On a sequential basis, the comparisons are also favorable, as second quarter 2003 revenues outpaced the first quarter by 27% and net income increased 5%. ENGlobal's results were primarily driven by a strong performance in its engineering services segment, resulting from the award of several new contracts and the onset of a new phase of a large project.
    While consolidated gross profits showed a 10.3% increase as compared to the second quarter 2002, as a percentage of revenues, gross profits declined from 17.3% to 14.6% in the second quarter 2003. Procurement activities on a major EPC project, which commenced in the second quarter 2003, contributed $4.8 million of the $30 million revenue increase reported above. However, these large material purchases generally have a lower markup, deflating the overall gross profits of the Company. It is important to note, however, that the margin for our core business, engineering services, after excluding the procurement activities, increased to 18.5% from 16.6% reported for the second quarter 2002.
    Mike Burrow, Chairman and CEO, stated, "We are pleased to report yet another profitable quarter, despite a weak marketplace in both the petrochemical and pipeline arenas. Our business development activity is in high gear, which I believe is a big contributor to our current success. Going forward, we plan to implement an aggressive growth strategy that will complement our current business development efforts." Mr. Burrow further commented, "To illustrate the growth in the engineering side of our business, during the last quarter we opened a new office in Freeport, and relocated our offices in both Lake Charles and Tulsa, all in an effort to better serve our clients in those areas."
    ENGlobal has recorded a webcast in conjunction with today's release to allow securities analysts, shareholders, news media and the general public the opportunity to hear management discuss the Company's quarterly results. The replay will be available beginning at 8 a.m. ET today, Thursday, August 14th, 2003. The archived webcast is accessible via the Investor Relations page of ENGlobal's website at www.englobal.com or through www.vcall.com. The event will be archived and available for replay through September 12, 2003. A Form 10-Q reflecting these results has been submitted to the Securities and Exchange Commission. We invite you to visit the Company's website to view the entire Form 10-Q as filed. All of the financial data contained in the webcast is included in the Company's Form 10-Q.
    The following is selective financial data (unaudited, except for the Dec. 31, 2002 data) as reported for the periods shown:
-


                         Comparative Analysis

Income Statement Data:               Three months      Six months
                                    ended June 30,    ended June 30,
 (in 000's except per share data)   2003     2002     2003     2002
                                   -------- -------- -------- --------
Net Sales                          $29,894  $22,814  $53,498  $43,517
Net Income Before Taxes               $847     $879   $1,646   $1,323
Net Income                            $534     $499   $1,042     $765
Net Income After Accrued Preferred
 Dividends                            $482     $449     $937     $660
Earnings Per Common Share (Basic
 and Diluted)                        $0.02    $0.02    $0.04    $0.03



Balance Sheet Data (in 000's)                       June 30,  Dec 31,
                                                      2003      2002
                                                   --------- ---------
Working capital                                      $9,780    $8,955
Property and equipment, net                           6,080     5,758
Total assets                                         41,087    40,068
Long-term debt                                       13,281    13,323
Capital leases                                          134       157
Stockholders' equity                                 14,326    13,389



    About ENGlobal Corporation "ENGlobal"

    ENGlobal Corporation provides engineering services and engineered systems principally to the petroleum refining, petrochemical, and pipeline and process industries throughout the United States and across the globe. ENGlobal's multi-discipline engineering and design staff develops projects from the initial planning stage through detailed design, procurement, and construction management. The Engineered Systems Group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and processing related industries while its Technologies Division provides services and products that support the advanced automation and environmental technology fields. The Constant Power Division fabricates industrial grade uninterruptible electrical power systems and battery chargers. Further information about the Company and its subsidiaries is available at www.englobal.com.

    Safe Harbor for Forward-Looking Statements

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, current Forms 8-K, and other SEC filings.


    CONTACT: ENGlobal Corporation
             Hulda Coskey, 281-821-3200
             Fax: 281-209-2409

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ENGlobal Corporation
Date August 14, 2003                     ______________________________________
     ---------------                     Hulda L. Coskey, Chief Governance
                                         Officer and Secretary